FOR IMMEDIATE RELEASE                                 July 26, 2018
Contact: Laura Ulbrandt (212) 460-1900

JEFFERIES FINANCIAL GROUP INC.
ANNOUNCES SECOND QUARTER 2018 RESULTS

INCREASES SHARE BUYBACK AUTHORIZATION BY ADDITIONAL 25 MILLION SHARES,
HAVING REPURCHASED OVER 24 MILLION SHARES IN THE SECOND QUARTER

INCREASES QUARTERLY DIVIDEND BY 25% TO 12.5 CENTS PER SHARE

New York, New York, July 26, 2018--Jefferies Financial Group Inc. (NYSE: JEF), formerly known as Leucadia National Corporation, today announced its financial results for the three and six month periods ended June 30, 2018. Net income attributable to Jefferies Financial Group common shareholders was $726 million, or $2.03 per diluted share, for the second quarter, and $850 million, or $2.33 per diluted share, for the first half of 2018.  Second quarter pre-tax income, from continuing and discontinued operations, was $1.02 billion, which includes the pre-tax gain of $873 million recorded as a result of the June closing of the previously reported sale of 48% of National Beef, partially offset by a $158 million unrealized mark to market write-down on our investment in HRG Group during the second quarter.

Rich Handler and Brian Friedman, CEO and President, respectively, of Jefferies Financial Group, said: "The second quarter witnessed several significant milestones for Jefferies Financial Group: we sold 48% of National Beef at an attractive valuation and triggered its deconsolidation; we agreed to sell our 75% interest in Garcadia, also at an attractive price; we changed our corporate name to Jefferies Financial Group Inc.; and we repurchased a total of over 24 million of our outstanding shares (7%) at an average price of $24.17 per share, or a total of $582 million returned to shareholders in the second quarter.

"Our Board has authorized today the further repurchase of up to an additional 25 million shares, bringing our total authorization to 25.9 million shares.  We may buy shares from time to time in the open market or otherwise. In addition, our Board of Directors has declared a quarterly cash dividend equal to $0.125 per Jefferies common share, an increase of 25% from recent levels, payable on September 28, 2018 to record holders of Jefferies common shares on September 17, 2018.

Business Update

As previously reported, Jefferies Group LLC's second quarter results were strong, with total net revenues of $824 million. Net income of $99 million represented an annualized return on tangible equity of 10.8%1. Results for the quarter were led by Investment Banking, with net revenues of $507 million, up 42% compared to last year’s second quarter. Investment Banking results reflect solid execution across the board in both merger and acquisition advisory and financing, and are the result of our continuing efforts to broaden and deepen our client coverage and product capabilities. Equities revenues for the quarter were $175 million, consistent with last year’s second quarter. We believe we are well positioned for continued market share gains. Fixed income revenues were $121 million, light in comparison to last year; however, volumes picked up in April and May.

Berkadia’s debt origination and investment sales divisions continue to build momentum. Berkadia originated $6 billion in new financing for clients in the second quarter, up 25% from its previous second quarter high of $4.8 billion in 2017. Investment sales volume was $2.3 billion during the quarter, a 14% increase over the same period in 2017. Berkadia’s servicing portfolio is essentially flat compared to last year, weathering the ongoing wave of CMBS maturities. We recorded income from associated companies related to Berkadia of $25 million for the three months ended June 30, 2018.

During the second quarter, we also took steps to expand our asset management efforts, including the formation of a strategic relationship with Weiss Multi-Strategy Advisors LLC.  We invested $250 million in Weiss' strategy and will receive a profit share in the first year, and a revenue share thereafter. We are working with Weiss to assist in raising capital for new and developing strategies. In addition, we finalized an agreement with Schonfeld Strategic Advisors LLC to merge the business of Folger Hill Asset Management with Schonfeld's fundamental equities business, under the Schonfeld brand.  In connection with the merger, we have agreed to make an investment in the combined strategy and we'll own a revenue share in the management company.

As previously reported, we "right-sized" our investment in National Beef with the closing of the sale of 48% of National Beef to Marfrig. We received about $1.1 billion in cash, including both sale proceeds and pre-closing distributions, and recorded a pre-tax gain of $873 million. We continue to share in the profits and cash generated by National Beef, based on the 31% we retain. Throughout the second quarter, demand for beef and cattle supply remained strong, supporting favorable margin conditions.

Vitesse Energy Finance acquired interests in additional non-operated Bakken flowing wells and development acreage in April 2018, more than doubling total production to 7800 boe/day as of June 30, 2018 and nearly doubling its Bakken development acreage to more than 40,000 net acres.

Our results for the quarter were partly offset by a $158 million mark-to-market reduction in the value of our HRG position. On July 13, 2018, HRG completed its previously announced merger with Spectrum Brands, completing HRG's transformation and converting our 23% interest in HRG to a 14% ownership of Spectrum Brands.

Idaho Timber continued to enjoy a combination of higher than average selling prices, increased volume and favorable supply prices, contributing $19 million to pre-tax income for the second quarter. During the quarter, we also made progress building value in the remainder of our merchant banking portfolio, as we moved Linkem and Golden Queen further down the path to profit and cash generation.

We continue to expect a third quarter closing of our sale of 100% of our interest in Garcadia.

* * * *

More information on the Company’s results of operations for the three and six months ended June 30, 2018 will be provided upon filing of the Company’s Form 10-Q with the Securities and Exchange Commission.

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements include expectations relating to the Garcadia transaction disclosed in this press release. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.
Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

1Return on tangible equity (a non-GAAP financial measure) equals Jefferies Group second quarter of 2018 annualized net income divided by Jefferies Group tangible equity (a non-GAAP financial measure) of $3,656 million at March 31, 2018. Tangible equity at March 31, 2018, is equal to Jefferies Group equity of $5,555 million less Intangible assets, net and goodwill of $1,898 million.

SUMMARY FOR JEFFERIES FINANCIAL GROUP AND SUBSIDIARIES
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

	2018	2017	2018	2017

Net revenues	$911,159	$856,861	$1,806,594	$2,163,387

Income from continuing operations before income taxes and income (loss) related to associated companies	$4,162	$32,153	$9,825	$501,721

Income (loss) related to associated companies	33,353	14,104	65,453	(114,470)

Income from continuing operations before income taxes	37,515	46,257	75,278	387,251

Income tax provision (benefit)	9,598	26,185	(38,831)	117,428

Income from continuing operations	27,917	20,072	114,109	269,823

Income from discontinued operations, net of income tax provision of $31,111, $24,435, $47,045 and $37,366	77,106	53,990	130,063	98,162

Gain on disposal of discontinued operations, net of income tax provision $229,553, $0, $229,553 and $0	643,921	—	643,921	—

Net income	748,944	74,062	888,093	367,985

Net (income) loss attributable to the noncontrolling interests	(136)	1,446	1,208	1,969

Net income attributable to the redeemable noncontrolling interests	(22,108)	(16,300)	(36,904)	(28,322)

Preferred stock dividends	(1,171)	(1,015)	(2,343)	(2,031)

Net income attributable to Jefferies Financial Group Inc. common shareholders	$725,529	$58,193	$850,054	$339,601

Basic earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Income from continuing operations	$0.08	$0.06	$0.31	$0.73
Income from discontinued operations	0.15	0.10	0.26	0.19
Gain on disposal of discontinued operations	1.82	—	1.79	—
Net income	$2.05	$0.16	$2.36	$0.92

Number of shares in calculation	352,049	369,212	359,237	369,206

Diluted earnings per common share attributable to Jefferies Financial Group Inc. common shareholders:
Income from continuing operations	$0.08	$0.06	$0.31	$0.72
Income from discontinued operations	0.15	0.10	0.25	0.19
Gain on disposal of discontinued operations	1.80	—	1.77	—
Net income	$2.03	$0.16	$2.33	$0.91

Number of shares in calculation	356,075	371,552	362,685	375,684

A summary of results for the three months ended June 30, 2018 and 2017 is as follows (in thousands):

	Financial Services
2018	Jefferies Group	Other Financial Services	Merchant Banking Portfolio	Corporate	Parent Company Interest	Total
Net revenues	$823,742	$35,770	$48,653	$2,994	$—	$911,159

Expenses:
Compensation and benefits	444,094	9,320	10,782	14,319	—	478,515
Cost of sales	—	—	90,690	—	—	90,690
Floor brokerage and clearing fees	45,046	—	—	—	—	45,046
Interest expense	—	7,874	1,655	—	14,750	24,279
Depreciation and amortization	17,288	1,624	12,116	877	—	31,905
Selling, general and other expenses	192,276	15,297	20,992	7,997	—	236,562
Total expenses	698,704	34,115	136,235	23,193	14,750	906,997
Income (loss) from continuing operations before income taxes and income related to associated companies	125,038	1,655	(87,582)	(20,199)	(14,750)	4,162
Income related to associated companies	—	11,657	21,696	—	—	33,353
Income (loss) from continuing operations before income taxes	$125,038	$13,312	$(65,886)	$(20,199)	$(14,750)	37,515
Income tax provision from continuing operations						9,598
Income from discontinued operations, net of income tax provision						77,106
Gain on disposal of discontinued operations, net of income tax provision						643,921
Net income						$748,944

	Financial Services
2017	Jefferies Group	Other Financial Services	Merchant Banking Portfolio	Corporate	Parent Company Interest	Total
Net revenues	$781,672	$45,054	$28,899	$1,236	$—	$856,861

Expenses:
Compensation and benefits	450,522	8,893	10,459	11,013	—	480,887
Cost of sales	—	—	69,982	—	—	69,982
Floor brokerage and clearing fees	44,435	—	—	—	—	44,435
Interest expense	—	4,691	6,155	—	14,734	25,580
Depreciation and amortization	15,348	2,472	7,571	867	—	26,258
Selling, general and other expenses	148,655	9,530	11,187	8,194	—	177,566
Total expenses	658,960	25,586	105,354	20,074	14,734	824,708
Income (loss) from continuing operations before income taxes and income related to associated companies	122,712	19,468	(76,455)	(18,838)	(14,734)	32,153
Income related to associated companies	—	13,555	549	—	—	14,104
Income (loss) from continuing operations before income taxes	$122,712	$33,023	$(75,906)	$(18,838)	$(14,734)	46,257
Income tax provision from continuing operations						26,185
Income from discontinued operations, net of income tax provision						53,990
Net income						$74,062

A summary of results for the six months ended June 30, 2018 and 2017 is as follows (in thousands):

	Financial Services
2018	Jefferies Group	Other Financial Services	Merchant Banking Portfolio	Corporate	Parent Company Interest	Total
Net revenues	$1,644,661	$7,840	$148,032	$6,061	$—	$1,806,594

Expenses:
Compensation and benefits	898,854	19,962	20,084	29,274	—	968,174
Cost of sales	—	—	172,625	—	—	172,625
Floor brokerage and clearing fees	87,222	—	—	—	—	87,222
Interest expense	—	13,644	2,637	—	29,496	45,777
Depreciation and amortization	33,654	3,458	21,206	1,747	—	60,065
Selling, general and other expenses	374,163	38,073	34,485	16,185	—	462,906
Total expenses	1,393,893	75,137	251,037	47,206	29,496	1,796,769
Income (loss) from continuing operations before income taxes and income related to associated companies	250,768	(67,297)	(103,005)	(41,145)	(29,496)	9,825
Income related to associated companies	—	41,702	23,751	—	—	65,453
Income (loss) from continuing operations before income taxes	$250,768	$(25,595)	$(79,254)	$(41,145)	$(29,496)	75,278
Income tax (benefit) from continuing operations						(38,831)
Income from discontinued operations, net of income tax provision						130,063
Gain on disposal of discontinued operations, net of income tax provision						643,921
Net income						$888,093

	Financial Services
2017	Jefferies Group	Other Financial Services	Merchant Banking Portfolio	Corporate	Parent Company Interest	Total
Net revenues	$1,579,058	$86,542	$495,445	$2,342	$—	$2,163,387

Expenses:
Compensation and benefits	911,194	17,176	22,325	24,207	—	974,902
Cost of sales	—	—	139,238	—	—	139,238
Floor brokerage and clearing fees	90,293	—	—	—	—	90,293
Interest expense	—	8,864	12,822	—	29,464	51,150
Depreciation and amortization	30,949	5,191	15,495	1,734	—	53,369
Selling, general and other expenses	291,640	20,700	23,468	16,906	—	352,714
Total expenses	1,324,076	51,931	213,348	42,847	29,464	1,661,666
Income (loss) from continuing operations before income taxes and income (loss) related to associated companies	254,982	34,611	282,097	(40,505)	(29,464)	501,721
Income (loss) related to associated companies	—	(118,957)	4,487	—	—	(114,470)
Income (loss) from continuing operations before income taxes	$254,982	$(84,346)	$286,584	$(40,505)	$(29,464)	387,251
Income tax provision from continuing operations						117,428
Income from discontinued operations, net of income tax provision						98,162
Net income						$367,985